                                                                   Exhibit 99.10


                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Independent Auditors" in the prospectus and to the use of our report dated March 15, 2002 with respect to the financial statements of The Manufacturers Life Insurance Company of North America Separate Account A [renamed The Manufacturers Life Insurance Company (U.S.A.) Separate Account H effective January 1, 2002] which is contained in the Statement of Additional Information in Post-Effective Amendment No. 2 to the Registration Statement (Form N-4 No. 333-71074) and the related prospectus of The Manufacturers Life Insurance Company (U.S.A.) Separate Account H.




                                             /s/ ERNST & YOUNG LLP


Boston, Massachusetts
December  18, 2002

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Independent Auditors" in the prospectus and to the use of our report dated March 22, 2002 with respect to the consolidated financial statements of The Manufacturers Life Insurance Company (U.S.A.) which is contained in the Statement of Additional Information in Post-Effective Amendment No. 2 to the Registration Statement (Form N-4 No. 333-71074) and the related prospectus of The Manufacturers Life Insurance Company (U.S.A.) Separate Account H.



                                          /s/ ERNST & YOUNG LLP


Philadelphia, Pennsylvania
December 18, 2002